EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated March 30, 2004 included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Form S-8 Registration Statement.


/s/  Dohan and Company, CPA's, P.A.
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DOHAN AND COMPANY, CPA's, P.A.
Certified Public Accountants

December 15, 2004